Exhibit 10.5

AMENDMENT AGREEMENT

This amendment agreement dated as of December 30, 2011 (the “Amendment Agreement”) is an amendment to that certain consulting agreement (the “March Agreement”) dated March 19, 2007 between Omagine, Inc. a Delaware corporation (the “Company”) and Sam Hamdan, an individual (“Hamdan”).

All capitalized terms in this Amendment Agreement shall, unless otherwise indicated herein, have the meanings assigned to them in the March Agreement.

The Parties hereby agree as follows:

1)	The words in Section 2(ii) of the March Agreement are hereby deleted in their entirety and replaced by the following words: “December 31, 2012, or” , and

2)	The following words are added to the March Agreement:

“In consideration for Hamdan agreeing to this Amendment Agreement, the Parties hereby agree that the following additional compensation shall be paid to Hamdan pursuant to the March Agreement:

Effective as of January 2, 2012 the Company hereby grants Hamdan 750,000 stock options under the Plan (the “January 2012 Options”) which are exercisable at $1.70 per share (the “Exercise Price”). The January 2012 Options vest (i) 375,000 upon issuance on January 2, 2012, and (ii) 375,000 on July 1, 2012 provided Mr. Hamdan remains as a consultant to or employee of the Company and the Deputy Managing Director of the Company’s 60% owned subsidiary, Omagine LLC on July 1, 2012.  January 2012 Options which are vested may be exercised by Hamdan in whole or part any time after their vesting date and before their expiry date of December 31, 2012 by Hamdan either (i) paying the Exercise Price in cash to the Company, or (ii) electing to pay the Exercise Price via the cashless exercise feature of the January 2012 Options as described in Exhibit A attached hereto. The January 2012 Options require Mr. Hamdan to be a consultant to or employee of the Company and the Deputy Managing Director of the Company’s 60% owned subsidiary, Omagine LLC at the time of (i) the vesting on July 1, 2012 of the 375,000 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012.”

3)	All other terms and conditions of the March Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of December 30, 2011.

Sam Hamdan		Omagine, Inc.
a Delaware corporation

By:	/s/ Sam Hamdan	By:	/s/ Frank J. Drohan
	Sam Hamdan		Frank J. Drohan
President

Exhibit A

CASHLESS EXERCISE OF DECEMBER 2011 OPTIONS

January 2012 Options which are vested may be exercised in whole or in part by Hamdan at any time on any Business Day on or after the opening of business on January 2, 2012 and prior to 5 P.M. Eastern Time in the United States on December 31, 2012 (the “Expiration Date”):

i.
by delivery of a written notice to the Company (the “Exercise Notice”), of Hamdan’s election to exercise such January 2012 Options, which notice shall specify the number of shares of Common Stock (“Shares”) to be purchased, payment to the Company of an amount equal to $1.70 per Share multiplied by the number of Shares for which the January 2012 Options are being exercised  (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of the relevant certificate representing such January 2012 Options (or an indemnification undertaking with respect to such January 2012 Options in the case of the loss, theft or destruction of such certificate). Such documentation and payment shall be delivered by Hamdan to a common carrier for overnight delivery to the Company as soon as practicable following such date, but in no event later than one business day prior to the Expiration Date (“Cash Basis”) or

ii.
by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number                      =           (A x B) – (A x C)

B

For purposes of the foregoing formula:

A =	the total number of Shares with respect to which the relevant January 2012 Options are then being exercised.

B =	the Closing Bid Price of the Common Stock on the date of exercise of the relevant January 2012 Options.

C =	the Exercise Price. The Parties agree that the Exercise Price is one dollar and seventy cents ($1.70) in United States currency.

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